UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 22, 2007 (June 20, 2007)

Aircastle Limited

(Exact name of registrant as specified in its charter)

Bermuda	001-32959	98-0444035
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Aircastle Advisor LLC 300 First Stamford Place, Stamford, Connecticut	06902
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(203) 504-1020

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 19a-12 under the Exchange Act (17 CFR 240.19a-12)
☐	Pre-commencement communications pursuant to Rule 19d-2(b) under the Exchange Act (17 CFR 240.19d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01	Entry into a Material Definitive Agreement

On June 20, 2007, Aircastle Limited (the “Company”) issued a press release, attached hereto and incorporated herein by reference as Exhibit 99.1, announcing that AYR Freighter LLC, an indirect wholly-owned subsidiary of the Company (the “Buyer”), has entered into an agreement (the “Aircraft Purchase Agreement”) to acquire 15 new Airbus Model A330-200 Freighter aircraft (each an “Aircraft” and, collectively, the “Aircraft”) from Airbus S.A.S. (“Airbus”). Aircastle Holding Corporation Limited, a wholly-owned subsidiary of the Company, has guaranteed the obligations of the Buyer under the Aircraft Purchase Agreement.

The Airbus average list price for 15 new A330-200F aircraft is $2.6 billion, though manufacturer list prices are subject to customary discounts, which may be substantial for larger purchases and launch orders. Final pricing will vary by engine selection and other specification differences, and is typically subject to escalation, among other factors. Pre-delivery payments for each Aircraft are payable to Airbus by the Buyer on an agreed schedule, and are refundable to the Buyer only in limited circumstances. The Buyer has not made any engine selections under the Aircraft Purchase Agreement, although Airbus list prices and the Company’s estimates of its commitments under the Aircraft Purchase Agreement contain an assumed engine acquisition cost. Separate purchase contracts with one or more engine manufacturers will be negotiated and executed by the Buyer in advance of an engine selection being made for each Aircraft.

The Aircraft are scheduled for delivery in specified months in 2010 and 2011, with five Aircraft scheduled for delivery in 2010 and the remainder in 2011. The Aircraft Purchase Agreement provides that Airbus shall not be liable for delay in delivery of an Aircraft due to certain agreed excusable events, but also provides for limited liquidated damages in the event a significant delay in delivery to the Buyer occurs due to events which are not excusable. An actual or anticipated delay in delivery which is prolonged may give rise to termination rights for the Buyer or Airbus.

The Aircraft Purchase Agreement grants to the Buyer certain warranty, service life policy and patent indemnity rights, and provides data and training service commitments by Airbus. These rights and commitments are assignable by the Buyer to its lessees, subject to certain customary limitations. The Buyer and Airbus have also agreed to indemnify one another for certain agreed taxes and liabilities under the Aircraft Purchase Agreement.

The Aircraft Purchase Agreement may be terminated by Airbus if the Buyer becomes insolvent or if other bankruptcy-related events occur, or in the event of a breach of the Aircraft Purchase Agreement by the Buyer, in some cases after an agreed cure period has expired.

As of June 21, 2007, the Company’s commitments to acquire aircraft, including its anticipated commitments under the Aircraft Purchase Agreement, total approximately US$2.4 billion. The Company’s anticipated commitments under the Aircraft Purchase Agreement include management’s estimate as of June 21, 2007 of the purchase price for each Aircraft, including expected specification, engine selection and escalation.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits

(a)	Not Applicable

(b)	Not Applicable

(c)	Not Applicable

(d)	Exhibits

                99.1      Press Release of Aircastle Limited dated June 20, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRCASTLE LIMITED (Registrant)
By: /s/ David Walton
David Walton
Chief Operating Officer, General Counsel and Secretary

Date: June 22, 2007

EXHIBIT INDEX

Exhibit Number	Exhibit

99.1	Press Release of Aircastle Limited dated June 20, 2007